UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 7, 2005

Date of report (date of earliest event reported)

Foundation Coal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-118427	42-1638663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Corporate Boulevard, Suite 300, Linthicum Heights, MD 21090-2227

 (Address of Principal Executive Offices)

410-689-7500

 (Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 7, 2005, the Board of Directors of Foundation Coal Holdings, Inc. (“Foundation”)  elected Kurt D. Kost to the position of Senior Vice President, Western Operations and Process Management.

As described below, Foundation Coal Corporation and Mr. Kost entered into an Employment Agreement and Restricted Stock Unit Agreements.

The Employment Agreement effective June 1, 2005 includes the following material terms (capitalized terms as defined in the Employment Agreement):

•                  Three-year initial term

•                  Annual base salary of $200,000

•                  Annual Incentive Compensation of up to seventy-five percent (75%) of then- current annual rate of base salary

•                  In the event of termination by the Company other than for Cause, Death or Disability lump-sum severance benefits equivalent to the greater of the following amounts calculated in (i) or (ii) below,

(i)                                     the sum of (A) any portion of the Annual Base Salary through the Employment Period not adjusted for merit increases; (B) with respect to any annual bonus plan contemplated under the Employment Agreement, an amount representing the target annual bonus for the remainder of the Employment Period; (C) any compensation previously deferred (together with any accrued interest or earnings thereon) that has not yet been paid; and (D) any accrued but unpaid incentive compensation and vacation pay; or

(ii)                                  any severance payments due under the Company Severance Program in effect at the time of Termination

•                  Post employment non-solicitation, non-compete and confidentiality restrictions.

The Restricted Stock Unit Agreement effective December 7, 2005 includes the following material terms (capitalized terms are defined in the Restricted Stock Agreement):

•                  49,992 Restricted Stock Units (15,000 Time Restricted Stock Units, 8,748 EBITDA Restricted Stock Units, 8,748 Free Cash Flow (“FCF”) Restricted Stock Units, 8,748 EBITDA/Revenue Margin Restricted Stock Units and 8,748 Production Restricted Stock Units) granted pursuant to the Company’s 2004 Stock Incentive Plan with a grant date of December 7, 2005.

•                  One-third of the Time Restricted Stock Units are earned on December 31, 2006 and each December 31st thereafter until such Time Restricted Stock Units are one hundred percent earned.

•                  Subject to achieving certain EBITDA performance criteria, up to one-third of the EBITDA Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•                  Subject to achieving certain Free Cash Flow performance criteria, up to one-third of the FCF Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•                  Subject to achieving certain EBITDA/Revenue Margin performance criteria, up to one-third of the EBITDA/Revenue Margin Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•                  Subject to achieving certain Production performance criteria, up to one-third of the Production Restricted Stock Units can be earned on each Performance Date through December 31, 2008.

•                  Contingent upon continued employment, Restricted Stock Units earned on each Performance Date vest on March 17, 2009.

•                  Upon a Change in Control, the Time Restricted Stock Units and Performance Restricted Stock Units shall, to the extent not previously cancelled or expired, immediately become one hundred percent (100%) earned and vested.

The Restricted Stock Unit Agreement effective March 18, 2005 includes the following material terms (capitalized terms as defined in the Restricted Stock Agreement):

•                  6,090 Restricted Stock Units (3,045 EBITDA Restricted Stock Units and 3,045 Free Cash Flow (“FCF”) Restricted Stock Units) granted to the Company’s 2004 Stock Incentive Plan with a grant date of March 18, 2005

•                  Subject to achieving certain EBITDA performance criteria, up to one-third of the EBITDA Restricted Stock Units can be earned on each Performance Date through December 31, 2007

•                  Subject to achieving certain Free Cash Flow performance criteria, up to one-third of the FCF Restricted Stock Units can be earned on each Performance Date through December 31, 2007

•                  Contingent upon continued employment, Restricted Stock Units earned on each Performance Date vest on March 17, 2008.

Copies of the Employment Agreement and the Restricted Stock Unit Agreement(s) are furnished as Exhibits 99.1, 99.2 and 99.3 are incorporated herein by reference to this Item

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

Exhibit 99.1	Employment Agreement dated as of June 1, 2005, by and between Foundation Coal Corporation and Kurt D. Kost.
Exhibit 99.2	Restricted Stock Unit Agreement dated as of December 7, 2005 by and between Foundation Coal Corporation and Kurt D. Kost.
Exhibit 99.3	Restricted Stock Unit Agreement dated as of March 18, 2005 by and between Foundation Coal Corporation and Kurt D. Kost.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2005

Foundation Coal Holdings, Inc.

/s/ Frank J. Wood
Senior Vice President and Chief Financial Officer